                                                                     EXHIBIT 11

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

                                                          MICROFIELD GRAPHICS, INC.

                                                      CALCULATION OF NET LOSS PER SHARE

                                      THREE MONTHS ENDED                SIX MONTHS ENDED
                                  -------------------------        ---------------------------
                                    JUNE 28,       JUNE 29,           JUNE 28,       JUNE 29,
                                      1997          1996               1997           1996
                                  ----------     ----------        ------------    -----------

Total shares used in per
share calculations                 3,195,575      3,168,394           3,195,575      3,160,360
                                  ----------     ----------        ------------    -----------
                                  ----------     ----------        ------------    -----------


Net loss                         $  (613,692)      (554,072)      $  (1,251,684)    (1,268,786)
                                  ----------     ----------        ------------    -----------
                                  ----------     ----------        ------------    -----------

Net loss per share               $      (.19)          (.17)      $        (.39)          (.40)
                                  ----------     ----------        ------------    -----------
                                  ----------     ----------        ------------    -----------

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